Exhibit 99

Joint Filer Information

Name:	Sigma-Tau International S.A.

Address:
19-21 Boulevard du Prince Henri
L-1724 Luxembourg

Designated Filer:	Sigma-Tau Finanziaria S.p.A.

Issuer & Ticker Symbol:	DOR BioPharma, Inc. (DORB)

Date of Earliest
Transaction Required
to be Reported:	9/24/09

Signature:	/s/ Gregg Lapointe
Name: Gregg Lapointe
Title: Attorney-in-fact
SIGMA-TAU INTERNATIONAL S.A.

Name:	Sigma-Tau America S.A.

Address:	19-21 Boulevard du Prince Henri
L-1724 Luxembourg

Designated Filer:	Sigma-Tau Finanziaria S.p.A.

Issuer & Ticker Symbol:	DOR BioPharma, Inc. (DORB)

Date of Earliest
Transaction Required
to be Reported:	9/24/09

Signature:	/s/ Gregg Lapointe
Name: Gregg Lapointe
Title: Attorney-in-fact
SIGMA-TAU AMERICA S.A.

Name:	Sigma-Tau Pharmaceuticals, Inc.

Address:	9841 Washingtonian Blvd, Suite 500
Gaithersburg, Maryland 20878
USA

Designated Filer:	Sigma-Tau Finanziaria S.p.A.

Issuer & Ticker Symbol:	DOR BioPharma, Inc. (DORB)

Date of Earliest
Transaction Required
to be Reported:	9/24/09

Signature:	/s/ Gregg Lapointe
Name: Gregg Lapointe
Title: Chief Executive Officer
SIGMA-TAU PHARMACEUTICALS, INC.